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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HYPERDYNAMICS CORPORATION
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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HYPERDYNAMICS CORPORATION
12012 Wickchester Lane, Suite 475
Houston, Texas 77079
(713) 353-9400
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON February 27, 2017

To our Stockholders:

The Annual Meeting of Stockholders of Hyperdynamics Corporation, a Delaware corporation (the "Company"), will be held at The Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, TX 77079, on Monday, February 27, 2017, at 10:00 a.m. (CST), for the following purposes, as more fully described in the accompanying Proxy Statement:

1.
To elect six directors to serve on our Board of Directors until the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal;

2.
To ratify the appointment of Hein & Associates LLP as the Company's independent auditor for the fiscal year ending June 30, 2017;

3.
To hold an advisory vote on the frequency of holding an advisory vote on executive compensation; and

4.
To transact any other business that may be properly brought before the Annual Meeting or any continuation, adjournment or postponement thereof.

Our board of directors recommends that you vote FOR the election of each of the director nominees, as provided in Proposal No. 1, FOR the ratification of the appointment of the independent registered public accounting firm, as provided in Proposal No. 2, and FOR THREE YEARS regarding the frequency of holding an advisory vote on executive compensation, as provided in Proposal No. 3.

All of our stockholders of record as of the close of business on January 20, 2017, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting and at any continuation, adjournments or postponements of the Annual Meeting.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please vote via the Internet at www.proxyvote.com, or sign, date and return the enclosed Proxy Card to us promptly. Your cooperation in signing and returning the proxy will help avoid further solicitation expense.

The person submitting a proxy may revoke it at any time before the final vote at the Annual Meeting by (a) Internet at www.proxyvote.com, (b) executing and submitting a later-dated Proxy Card, (c) providing written notice of revocation to the Secretary of the Company, or (d) voting in person at the Annual Meeting.

All stockholders are extended a cordial invitation to attend the Annual Meeting.

By Order of the Board of Directors
Houston, TX February 7, 2017	/s/ IAN NORBURY Ian Norbury Chairman of the Board

To assure that your shares of common stock will be voted at the Annual Meeting, please indicate your voting instructions: over the Internet at www.proxyvote.com, or by completing and signing the enclosed Proxy Card and returning it promptly in the enclosed, postage prepaid, addressed envelope. No additional postage is required if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on February 27, 2017.

The proxy materials are available at: http://www.astproxyportal.com/ast/18390. (Individual Control
Numbers necessary to access the proxy materials are provided on the individual Proxy Cards.)

HYPERDYNAMICS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON February 27, 2017

TO THE STOCKHOLDERS OF THE COMPANY:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Hyperdynamics Corporation, a Delaware corporation ("Hyperdynamics," the "Company," "we," and "us"), which will be held at The Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, TX 77079, on Monday, February 27, 2017, at 10:00 a.m. (CST), for the following purposes:

1.
To elect six directors to serve on our Board of Directors until the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal;

2.
To ratify the appointment of Hein & Associates LLP as the Company's independent auditor for the fiscal year ending June 30, 2017;

3.
To hold an advisory vote on the frequency of holding an advisory vote on executive compensation; and

4.
To transact any other business that may be properly brought before the Annual Meeting or any continuation, adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement for Annual Meeting of Stockholders accompanying this notice (the "Notice of Annual Meeting"). Our board of directors recommends that you vote FOR the election of each of the director nominees, as provided in Proposal No. 1, FOR the ratification of the appointment of the independent registered public accounting firm, as provided in Proposal No. 2, and FOR THREE YEARS regarding the frequency of holding an advisory vote on executive compensation, as provided in Proposal No. 3.

Only stockholders of the Company of record as of the close of business on January 20, 2017 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and at any continuation, adjournments or postponements thereof.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please vote via the Internet at www.proxyvote.com, or sign, date and return the enclosed Proxy Card to us promptly. Your cooperation in signing and returning the proxy will help avoid further solicitation expense.

If you are a stockholder of record, you may revoke your proxy by (a) Internet at www.proxyvote.com, (b) executing and submitting a later-dated Proxy Card, (c) providing written notice of revocation to the Secretary of the Company, or (d) voting in person at the Annual Meeting. Your most current Proxy Card will be the one that is counted at the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, then you must contact the institution or representative that holds your shares and follow its instructions for revoking your proxy.

By Order of the Board of Directors
Houston, TX February 7, 2017	/s/ IAN NORBURY Ian Norbury Chairman of the Board

To assure that your shares of common stock will be voted at the Annual Meeting, please indicate your voting instructions: over the Internet at www.proxyvote.com, or by completing and signing the enclosed Proxy Card and returning it promptly in the enclosed, postage prepaid, addressed envelope. No additional postage is required if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

The proxy materials are available at: http://www.astproxyportal.com/ast/18390. (Individual Control
Numbers necessary to access the proxy materials are provided on the individual Proxy Cards.)

PROXY STATEMENT

HYPERDYNAMICS CORPORATION
12012 Wickchester Lane, Suite 475
Houston, Texas 77079
(713) 353-9400

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON February 27, 2017

The proxy (the "Proxy") included on the enclosed proxy card (the "Proxy Card") is solicited by and on behalf of the Board of Directors ("Board of Directors" or the "Board") of Hyperdynamics Corporation ("Hyperdynamics," the "Company," "we," and "us") to be voted at the Company's Annual Meeting of Stockholders (the "Annual Meeting") held at the The Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, TX 77079, Monday, February 27, 2017 at 10:00 a.m. (CST), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders of the Company (the "Notice of Annual Meeting").

These proxy materials are first being distributed on or about February 13, 2017 to all stockholders as of the record date for the Annual Meeting, January 20, 2017 (the "Record Date"). This proxy statement (the "Proxy Statement") contains important information for you to consider when deciding how to vote on matters brought before the Annual Meeting. Please read it carefully.

There are three proposals being presented for your consideration at the Annual Meeting:

•
Proposal 1:  To elect six directors to serve on our Board of Directors until the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal.

•
Proposal 2:  To ratify the appointment of Hein & Associates LLP as the Company's independent auditor for the fiscal year ending June 30, 2017.

•
Proposal 3:  To hold an advisory vote on the frequency of holding an advisory vote on executive compensation.

As of the mailing date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those set forth above, that may be presented for action at the Annual Meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Pursuant to rules promulgated by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials, consisting of the Notice of Annual Meeting, the Proxy Statement, the Proxy Card, and our Annual Report on Form 10-K both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet. In accordance with SEC rules, you may access our proxy materials at http://www.astproxyportal.com/ast/18390. (Individual Control Numbers necessary to access the proxy materials are provided on the individual Proxy Cards.)

Stockholders may vote (i) via the Internet at www.proxyvote.com by following the instructions contained on that website and using the Individual Control Numbers provided on your individual Proxy Card, (ii) by completing and signing the enclosed Proxy Card and returning it promptly in the enclosed, postage prepaid, addressed envelope, or (iii) at the Annual Meeting in person. Proxies properly executed and delivered by stockholders and timely received by us will be voted at the Annual Meeting in accordance with the instructions contained therein. If you authorize a proxy to vote your shares over the Internet or by telephone, you should not return a Proxy Card by mail (unless you are revoking your Proxy).

EACH STOCKHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY. IF A STOCKHOLDER PROVIDES A PROXY BUT GIVES NO INSTRUCTIONS, SUCH STOCKHOLDER'S SHARES WILL BE VOTED (1) "FOR" THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN; (2) "FOR" THE RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JUNE 30, 2017; AND (3) "FOR THREE YEARS" ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

If any other matters are properly presented at the Annual Meeting, the proxy holders will vote your Proxy in their discretion on such matters. You may revoke your Proxy at any time prior to the voting of the Proxy by (a) Internet at www.proxyvote.com, (b) executing and submitting a later-dated proxy, (c) providing written notice of revocation to the Secretary of the Company, or (d) voting in person at the Annual Meeting.

The cost of soliciting Proxies, including the cost of preparing, assembling and mailing the proxy material to our stockholders, will be borne by the Company. Proxies may be solicited personally, by mail, by telephone, by email, by fax, by press release, by press interview or via the Internet. The Company expects the total amount of costs and expenditures to be incurred with respect to solicitations for the 2016 annual meeting to be consistent with the total amount that it normally expends for solicitations for an election of directors in the absence of a contest. Total costs and expenditures to date for, in furtherance of or in connection with, solicitations of proxies have not exceeded the Company's normal expenditures in connection with solicitations for an election of directors in the absence of a contest. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's common shares held of record by such persons, and the Company will reimburse them for their related charges and expenses. D.F. King & Co., Inc. will serve as the Company's proxy solicitor. The Company has agreed to pay D.F. King & Co., Inc. customary compensation for its services, including an initial retainer of $7,500, plus reimbursement for reasonable out-of-pocket expenses incurred during the solicitation. D.F. King & Co., Inc. has advised us that its initial fees could be up to $75,000 in connection with a proxy solicitation.

The Board of Directors has set January 20, 2017 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any continuation, adjournment or postponements thereof. As of the Record Date, there were 21,201,536 shares of the Company's common stock issued and outstanding. Each share of common stock is entitled to one vote on all issues requiring a stockholder vote at the Annual Meeting.

The presence, in person or by Proxy, of a majority of the outstanding shares of common stock on the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and "broker non-votes" will be treated as shares present at the Annual Meeting for purposes of determining a quorum. A "broker non-vote" occurs when a broker's customer does not provide the broker with voting instructions on non-routine matters for shares owned by the customer but held in the name of the broker. For such non-routine matters, the broker cannot vote either FOR or AGAINST a proposal and we report the number of such shares as "non-votes."

Directors are elected by a plurality of the votes of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote with a quorum present. The six persons who receive the greatest number of votes of the holders of common stock represented in person or by Proxy at the Annual Meeting will be elected directors of the Company. There is no cumulative voting for our directors or otherwise. Withheld votes and broker non-votes will not be counted for purposes of, and will have no effect upon, the election of the nominees at the Annual Meeting.

The proposals to ratify the appointment of Hein & Associates LLP as the Company's independent auditor for the fiscal year ending June 30, 2017, as well as any other matter properly submitted to stockholders for their consideration at the Annual Meeting, will be approved if a majority of the votes cast at the Annual Meeting are voted "FOR" these proposals.

The advisory vote regarding the frequency of the stockholder vote described in this Proposal 3 shall be determined by a plurality of the votes cast. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. Abstentions and "broker non-votes" will not be counted as votes cast and, therefore, will not affect the determination as to whether this proposal is approved.

Votes at the Annual Meeting will be counted by an inspector of election, who will be appointed by the Board of Directors or the Chair of the Annual Meeting. If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, the Company may postpone or adjourn the Annual Meeting in order to solicit additional votes. The enclosed Proxy Card provides authority for the proxy holders, in their discretion, to vote the stockholders' shares of common stock with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, Proxies received pursuant to this Proxy Statement will be voted in the same manner described in this Proxy Statement with respect to the original meeting.

Neither Delaware law, the Certificate of Incorporation, nor the Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with the proposals in this Proxy Statement. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Available Information

Upon written request, we will provide, without charge, a copy of our Annual Report on Form 10-K, Form 10-K/A, and Proxy Statement to any stockholders of record, or to any stockholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on the Record Date. Any request for a copy of this Proxy Statement should be mailed to David G. Gullickson, Secretary, 12012 Wickchester Lane, Suite 475, Houston, Texas 77079. We file annual, quarterly and current reports, proxy statements and other information in accordance with the Securities Exchange Act of 1934, as amended, with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, these materials we file electronically with the SEC are available at the SEC's website at www.sec.gov. The SEC's website contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information about the operation of the SEC's public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 27, 2017.

Copies of our proxy materials, consisting of the Notice of Annual Meeting, the Proxy Statement and
our Annual Report are available at http://www.astproxyportal.com/ast/18390. (Individual Control
Numbers necessary to access the proxy materials are provided on the individual Proxy Cards.)

 PROPOSAL 1.

ELECTION OF DIRECTORS

Nominees

A Board of six directors is to be elected at this Annual Meeting. The nominees who receive the greatest number of votes cast for the election of directors at the Annual Meeting by the shares present in person or by Proxy and entitled to vote will be elected as directors until the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of our Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The Board of Directors recommends a vote "FOR" the nominees listed below.

The affirmative vote of a plurality of the shares represented in person or by Proxy at the Annual Meeting is required to elect a director. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the persons named in the accompanying Proxy shall vote the shares represented by that Proxy "FOR" the persons named as management's nominees for directors of the Company.

Board of Directors

The following table sets forth the name, age, and positions and offices with us of each of our directors as of the date of this Proxy Statement. Each of the current terms of our directors expires at the Annual Meeting. There is no family relationship between or among any of the directors and our executive officers. Board of Directors vacancies are filled by a majority vote of the Board of Directors. We have an Audit Committee, a Compensation, Nominating, and Corporate Governance Committee, and a Government Relations Committee.

Name	Position	Age
Raymond C. Leonard	Director, CEO and President	63
Ian Norbury*	Director and Non-Executive Chairman	65
Patricia N. Moller*	Director	72
William O. Strange*	Director	74
Fred S. Zeidman*	Director	70
Gary D. Elliston*	Director	63

*
Independent Director

Raymond C. Leonard

Raymond C. Leonard was appointed to the Board of Directors and was appointed CEO and President in July 2009. Mr. Leonard served as the Vice President of Eurasia & Exploration for Kuwait Energy Company from December 2006 to June 2009. From January 2005 to November 2006, Mr. Leonard served as the Senior Vice President of International Exploration and Production of MOL Plc. Mr. Leonard also served as Vice President of Exploration & New Ventures for YUKOS, Russia's second largest oil company, based in Moscow, Russia from February 2001 to December 2004. Prior to joining YUKOS, Leonard held the title of Vice President of Exploration with First International Oil from June 1998 to January 2001. Previously, Mr. Leonard spent 19 years with Amoco, where he began as a geologist and was promoted to

Vice President of Resource Acquisitions. During his tenure at Amoco, he held a three-year assignment as Division Geologist in West Africa. Mr. Leonard holds a Master of Arts in Geology from the University of Texas—Austin and a Bachelor of Science in Geosciences from the University of Arizona.

In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Leonard should serve as a director:

Leadership Experience—Mr. Leonard has held numerous roles in key executive management over his career, including the Vice President of Exploration for YUKOS and First International Oil, and Senior Vice President of Exploration and Production for MOL.

Industry Experience—Mr. Leonard has worked in the Oil & Gas industry his entire career in various Exploration and Production companies and has presented in numerous international forums on world oil reserves and future industry trends.

Ian Norbury

Ian Norbury joined the Board of Directors in January 2013. Mr. Norbury became the Chairman of the Board in April 2015. Mr. Norbury is a Director of Energy Software Information and Analytics Limited, a UK firm being the holding company for Hannon Westwood. Prior to joining Hannon Westwood in 2003, Mr. Norbury held various positions with Amerada Hess International since 1985, most recently as Executive Manager, Exploration with responsibility for worldwide exploration performance, including West Africa. He previously held senior geologist positions with Conoco and Amoco. Mr. Norbury earned his BSC in Geology and Geography at the University of London.

In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Norbury should serve as a director:

Leadership Experience—Mr. Norbury has held various key executive positions such as the executive manager of exploration at Amerada Hess International and has held the position of CEO with Hannon Westwood.

Industry Experience—Mr. Norbury has worked in the Oil & Gas industry his entire career in various Exploration and Production companies and consultancy firms.

Patricia N. Moller

Patricia N. Moller was appointed to the Board of Directors in November 2015. Ms. Moller served as the United States Ambassador to the Republic of Guinea from 2009 to 2012 and to the Republic of Burundi from March 2006 until 2009. From April 1987 to March 2006, she served in various capacities in the U.S. Department of State, including as a Foreign Service officer and management officer. Ms. Moller retired from the Department of State in 2012, and served as Charge'dAffaires to both the Kingdom of Morocco and to Romania in 2013. Ms. Moller received several awards because of her service within the U.S. government, including the Robert C. Frasure Award (2011), the Presidential Meritorious Service Award (2009) and Leamon Hunt Award (1999), among others. She received a Bachelor of Arts from the University of Tampa in 1974.

In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Ms. Moller should serve as a director:

Leadership Experience—Ms. Moller has held several positions within the U.S. government of significant responsibility, including as Ambassador to the Republic of Guinea.

William O. Strange

William O. Strange was appointed to the Board of Directors in November 2010. Mr. Strange was an audit partner with Deloitte & Touche LLP prior to his retirement in May 2005. He joined the international accounting firm in 1964 and became a partner in 1976. During his 41 years with Deloitte & Touche LLP, he specialized in audits of SEC registrants for a variety of publicly traded energy clients in exploration and production, petrochemicals, pipelines, and oil services. Since 2005, he has been engaged in independent financial and accounting consulting services. Mr. Strange is a graduate of the University of Oklahoma and lives in Houston. He is on the Audit Committee of the Presbytery of the New Covenant, the governing body for Presbyterian Churches in the Gulf Coast area. He has served as the President of the Petroleum Club of Houston and as a member of the Major Cases Committee of the Texas State Board of Public Accountancy. In January 2014, he was elected Treasurer of Habitat for Humanity Northwest Harris County, and was additionally elected to its Board of Directors in January 2015.

In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Strange should serve as a director:

Leadership Experience—Mr. Strange worked over 41 years for Deloitte & Touche LLP, including 29 years as an audit partner. While at Deloitte & Touche LLP, most of his clients were in the energy industry, including many exploration and production companies, and he spent the vast majority of his time working on clients that reported to the SEC. He has also lived overseas and understands foreign operations.

Financial Experience—In addition to his over 41 years at Deloitte & Touche LLP, Mr. Strange was considered a Senior Technical Partner at Deloitte & Touche LLP. He has extensive knowledge of energy industry economics and business methods. He has worked with more than 20 audit committees of public company clients and understands the best practices of audit committees

Fred S. Zeidman

Fred S. Zeidman was appointed to our Board of Directors in December 2009. Mr. Zeidman has been the Chairman of Gordian Group LLC, a U.S. investment bank specializing in complex and distressed financial advisory work, since January 2015. In March 2008, Mr. Zeidman was appointed the Interim President of Nova Biosource Fuels, Inc. ("Nova"), a publicly traded biodiesel technology company, and served in that position until the company's acquisition in November 2009 and as a Nova director since June 2007. From August 2009 through November 2009, Mr. Zeidman was appointed Chief Restructuring Officer for Transmeridian Exploration, Inc. and served in that position until its sale in November 2009. Mr. Zeidman has been Bankruptcy Trustee of AremisSoft Corp since 2004.

Mr. Zeidman currently serves as Chairman Emeritus of the University of Texas Health Science System Houston, he serves as interim Chief Financial Officer of the Texas Heart Institute, and is a director of Lucas Energy Inc., Straight Path Communications Inc. and Petro River Oil. Mr. Zeidman served as Chairman of the United States Holocaust Memorial Council from March 2002 through September 2010. Mr. Zeidman was on the board of Compact Power, Inc., an energy storage systems company from November 2007 to November 2009. Mr. Zeidman has served on the board of Prosperity Bank for 30 years. He also served as CEO, President and Chairman of the Board of Seitel Inc., an oil field services company, from June 2002 until its sale in February 2007. Mr. Zeidman served as a Managing Director of the law firm Greenberg Traurig, LLP from July 2003 to December 2008.

In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Zeidman should serve as a director:

Leadership Experience—Mr. Zeidman has served in numerous roles of executive and directorship responsibility, including serving on the board of Prosperity Bank for 30 years and acting as Chairman of the United States Holocaust Memorial Council.

Financial Experience—Mr. Zeidman has a Master's in Business Administration degree and was the Chief Restructuring Officer for Transmeridian Exploration.

Gary D. Elliston

Gary D. Elliston was appointed to our Board of Directors in November 2015. Mr. Elliston has been the senior founding partner of DeHay & Elliston, L.L.P., a registered limited liability legal partnership, since August 1992, and specializes in litigation. He is licensed to practice before the United States Supreme Court, Texas Supreme Court, U.S. District Courts for the Northern, Southern, Western and Eastern Districts of Texas, and the U.S. Court of Appeals Fifth Circuit. He is also licensed in New York, West Virginia, Illinois and Oklahoma. He graduated cum laude from Howard Payne University in 1975 and cum laude from Southern Methodist University Law School in 1978. In 2007, he received an Honorary Doctorate of Humanities from Howard Payne University.

In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Elliston should serve as a director:

Leadership Experience—Mr. Elliston is the senior founding partner of DeHay & Elliston, L.L.P. In addition, he has previously served on the Board of Trustees for Howard Payne University, a private university located in Brownwood, Texas, and the Board of Regents for Baylor University, a private university located in Waco, Texas.

Executive Officers

Raymond C. Leonard, 63, President and Chief Executive Officer is also a director of the Company. Mr. Leonard has been the Company's Chief Executive Officer and President since December 2009. Information about his professional background is discussed in the section above regarding the Board of Directors.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a plurality of the shares represented at the Annual Meeting is required to elect a director. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy "FOR" the persons named as nominees for directors of the Company.

The Board recommends a vote "FOR" the election of each of the nominees.

 BOARD OF DIRECTORS

Board Meetings During Fiscal Year 2016

The Board of Directors held thirteen meetings during the fiscal year ended June 30, 2016.

Director Independence

Our common stock is listed on the OTCQX. We use SEC Rule 10A-3 in determining whether a director is independent in the capacity of director and in the capacity as a member of a Board committee. In determining director independence, we have not relied on any exemptions from any rule's definition of independence.

We currently have six directors, five of whom are Independent Directors. The Board has determined that the following directors are independent under SEC Rule 10A-3 because they have no relationship with the Company (other than being a director and stockholder of the Company): Ian Norbury, Chairman of the Board; Patricia N. Moller; William O. Strange; Fred S. Zeidman; and Gary D. Elliston (collectively, the "Independent Directors").

Board Committees and Composition

The table below reflects the composition of the committees of the Board.

Name of Director	Audit Committee	Compensation, Nominating, and Corporate Governance Committee	Government Relations Committee
Patricia N. Moller			Chair
Raymond C. Leonard			Member
Ian Norbury*	Member
William O. Strange	Chair	Member
Fred S. Zeidman	Member	Chair	Member
Gary D. Elliston		Member

*
Chairman of the Board.

Audit Committee

The Audit Committee of the Company reviews the adequacy of systems and procedures for preparing the financial statements and the suitability of internal financial controls. The Audit Committee also reviews and approves the scope and performance of the Company's independent registered public accounting firm. Messrs. Norbury, Strange, and Zeidman are the members of the Audit Committee. Mr. Strange is the Chair of the Audit Committee, and the Board has determined that he is an "audit committee financial expert" as defined by SEC rules. All committee members are Independent Directors. The Audit Committee has a written charter, which the Audit Committee reviews periodically to assess its adequacy. On September 9, 2015, the Audit Committee adopted a revised Audit Committee charter, which is available at the Company's website at www.hyperdynamics.com. During the year ended June 30, 2016, the Audit Committee met five times.

Compensation, Nominating, and Corporate Governance Committee

The Compensation, Nominating, and Corporate Governance Committee of the Company evaluates candidates for nomination to the Board, including those recommended by stockholders, and will conduct appropriate inquiries into the backgrounds and qualifications of possible candidates. Based on these reviews, the Nominating and Corporate Governance Committee will make recommendations to the Board of director nominees to be presented for approval at meetings of the stockholders or to be presented to the Board for election. The Board's objective is to select individuals with the skills and characteristics that, taken together, will assure a strong Board in identifying candidates to serve as directors of the corporation. The Board looks for recognized achievement and reputation, an ability to contribute to specific aspects of the corporation's activities and the willingness and ability to make the commitment of time and effort required, including attendance at all Board meetings and committee meetings of which he or she is a member.

The Compensation, Nominating, and Corporate Governance Committee also reviews the performance of executive personnel and develops and makes recommendations to the Board of Directors with respect to executive compensation policies. The Compensation, Nominating, and Corporate Governance Committee is empowered by the Board of Directors to establish and administer the executive compensation programs of the Company. The details of the processes and procedures for the consideration and determination of executive and director compensation are described in the section entitled "Executive Compensation—Compensation Discussion and Analysis." The objectives of the Compensation, Nominating, and Corporate Governance Committee are to attract and retain key individuals who are important to the continued success of Hyperdynamics and to provide strong financial incentives, at reasonable cost to stockholders, for senior management to enhance the value of the stockholders' investment.

The members of the Compensation, Nominating, and Corporate Governance Committee are Messrs. Elliston, Strange, and Zeidman. Mr. Zeidman is the Chair of the Compensation, Nominating, and Corporate Governance Committee. All committee members are independent. During the year ended June 30, 2016, the Compensation, Nominating, and Corporate Governance Committee met five times. The Compensation, Nominating, and Corporate Governance Committee adopted a written charter on September 9, 2015, which is available at the Company's website at www.hyperdynamics.com.

Though neither the Board of Directors nor the Compensation, Nominating, and Corporate Governance Committee has a formal policy concerning diversity, the Board of Directors values diversity on the Board and believes diversity should be considered in the director identification and nominating process.

Government Relations Committee

The members of our Government Relations Committee are Messrs. Leonard, Zeidman and Ms. Moller. Ms. Moller is the Chair of the Government Relations Committee. Mr. Zeidman and Ms. Moller are independent. During the year ended June 30, 2016, the Governmental Relations Committee met one time. The Government Relations Committee does not have a charter.

Director Nominees

Our stockholders may propose director nominees for consideration by the Company's Compensation, Nominating, and Corporate Governance Committee by submitting to David G. Gullickson, our Secretary, at 12012 Wickchester Lane, Suite 475, Houston, Texas 77079, a completed and signed questionnaire with respect to the background and qualification of such nominee and a representation and agreement (in the form provided by the Secretary of the Company upon written request) in accordance with Article I, Section 10 of our Amended and Restated Bylaws. Our Compensation, Nominating, and Corporate Governance Committee will consider, consistent with the committee's charter and our Corporate Governance Guidelines, all director nominees properly submitted by our stockholders in accordance with our Amended and Restated Bylaws. Stockholders who wish to nominate candidates for election to our Board of Directors at our Annual Meeting of Stockholders must follow the procedures outlined in "Stockholder Proposals" set forth below and in our Amended and Restated Bylaws.

Executive Sessions of Independent Directors

Our Independent Directors meet in regularly scheduled executive sessions without management present. Ian Norbury, the Chairman of our Board of Directors, is the presiding Independent Director at these executive sessions.

Board Leadership Structure and Risk Oversight

Board of Directors Leadership Structure

Our Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer. Our Board retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interests of the Company and our stockholders at any given time. The Board currently believes that separating the positions of Chief Executive Officer and Chairman of the Board of Directors is the best structure to fit the Company's needs. This structure ensures a greater role for the Independent Directors in the oversight of the Company and active participation of the Independent Directors in setting agendas and establishing priorities and procedures for the work of the Board. As described above, the Audit Committee and the Compensation, Nominating, and Corporate Governance Committee are comprised entirely of Independent Directors. The Board also believes that this structure is preferred by a significant number of the Company's stockholders.

Board of Directors Risk Oversight

The Board's role in the Company's risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate "risk owner" within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the Chairman of the relevant committee reports on the discussion to the full Board during the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 90 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence. Based on the review and discussions, the Audit

Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2016.

Members of the Audit Committee:
/s/ WILLIAM O. STRANGE
/s/ IAN NORBURY
/s/ FRED S. ZEIDMAN

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended June 30, 2016, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and our directors and officers. We will provide without charge a copy of our Code of Business Conduct and Ethics upon request. Such request should be directed in writing to our Corporate Secretary, David G. Gullickson Hyperdynamics Corporation, 12012 Wickchester Lane, Suite 475 Houston, TX 77079, voice: (713) 353-9400, fax: (713) 353-9421. Our Code of Business Conduct and Ethics is available on our website at www.hyperdynamics.com.

Certain Transactions; Corporate Governance

Conflicts of Interest

We have a conflict of interest policy governing transactions involving related parties. In accordance with the policy, transactions involving related parties must be pre-approved by the Audit Committee, which is comprised of Independent Directors.

Related Persons Transactions

Paolo G. Amoruso and David W. Wesson continued, after year end, to provide services to the Company as independent consultants pursuant to Consulting Agreements entered into on June 30, 2016. The Consulting Agreements had terms extending through September 30, 2016, unless further extended by the Company and Messrs. Amoruso and Wesson, respectively. Under the Consulting Agreements, Mr. Amoruso received a consulting fee of $30,000 per month and Mr. Wesson received a consulting fee of $25,000 per month. After September 30, 2016, Mr. Wesson continued to provide services as a contractor, respectively, to the Company on an hourly basis pursuant to engagement agreements depending on the needs of the Company. Mr. Amoruso, through his law firm, PaoloGAmoruso PLLC, entered into an engagement agreement with the Company on October 1, 2016 to provide outside counsel services depending on the needs of the Company.

On June 30, 2016, the Company also entered into Transition Agreements with Messrs. Amoruso and Wesson. Pursuant to his Transition Agreement, Mr. Amoruso received payments of $150,000 on July 15, 2016, $50,000 on August 15, 2016, and $300,000 on September 15, 2016; provided, if the Company and Mr. Amoruso entered into a new employment agreement as Vice President, General Counsel and Corporate Secretary prior to September 15, 2016, Mr. Amoruso would not be entitled to the September 15, 2016 payment of $300,000. Mr. Amoruso and the Company did not enter into a new employment agreement. In addition, Mr. Amoruso received an award of non-qualified stock options to acquire 36,875 shares of the Company's common stock with an exercise price equal to the closing price on June 30, 2016.

Pursuant to his Transition Agreement, Mr. Wesson received payments of $150,000 on July 15, 2016, August 15, 2016, and September 15, 2016. In addition, Mr. Wesson received an award of non-qualified stock options to acquire 34,375 shares of the Company's common stock with an exercise price equal to the closing price on June 30, 2016. Mr. Amoruso and Mr. Wesson agreed in the Transition Agreements that they are not entitled to any payments under their former employment agreements.

Corporate Governance Guidelines

We have adopted a set of Corporate Governance Guidelines that provide the framework for the governance of the Company and reflect the Board of Directors' belief that sound corporate governance policies and practices provide an essential foundation for the Board in fulfilling its oversight responsibilities. Our Corporate Governance Guidelines are available at the Company's website at www.hyperdynamics.com.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of shares of common stock by (1) each person known to us that owns beneficially more than 5% of the outstanding shares of common stock, (2) each of our directors, (3) each of our executive officers, and (4) all of our executive officers and directors as a group. As of the Record Date, we had 21,201,536 shares of common stock outstanding. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person or group and the percentage ownership of that person or group, shares of our common stock subject to options currently exercisable or exercisable within 60 days after the Record Date are deemed outstanding, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The address of each director and officer named in the below table is c/o Hyperdynamics Corporation, 12012 Wickchester Lane, Suite 475 Houston, TX 77079.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common stock	BlackRock, Inc.(1)	1,844,576	(1)	8.7
	Directors and Executive Officers:
Common stock	Raymond C. Leonard	428,747	(2)	2.0
Common stock	Ian Norbury	90,500	(3)	*
Common stock	Patricia N. Moller	15,000	(4)	*
Common stock	William O. Strange	97,875	(5)	*
Common stock	Fred S. Zeidman	95,875	(6)	*
Common stock	Gary D. Elliston	370,875	(7)	1.7
	Directors and Executive Officers as a group (6 persons)	1,098,872		5.2

*
Less than 1%

(1)
This amount is based on reported ownership for the period ended September 25, 2016. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)
This amount includes: 280,100 shares of common stock and options to purchase 148,647 shares of common stock.

(3)
This amount includes: 3,000 shares of common stock and options to purchase 87,500 shares of common stock.

(4)
This amount includes: no shares of common stock and options to purchase 15,000 shares of common stock.

(5)
This amount includes: 4,125 shares of common stock and options to purchase 93,750 shares of common stock.

(6)
This amount includes: 1,375 shares of common stock and options to purchase 94,500 shares of common stock.

(7)
This amount includes: 355,875 shares of common stock (all pledged as security) and options to purchase 15,000 shares of common stock.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our compensation discussion and analysis for the fiscal year ended June 30, 2016, discusses the compensation for our Principal Executive Officer ("PEO"), who is our President and Chief Executive Officer, Raymond C. Leonard; as well as disclosure for David W. Wesson and Paolo G. Amoruso, who, pursuant to Item 402 of Regulation S-K, would have been deemed to be named executive officers except that they were not serving as officers at the end of the Company's fiscal year (individually, each a "Named Executive Officer" or "NEO," and collectively, our "Named Executive Officers" or "NEOs"). Both Messrs. Wesson and Amoruso provided services to the Company as independent consultants pursuant to Consulting Agreements entered into on June 30, 2016 through September 30, 2016 having resigned their employment positions in advance of the expiration of their employment agreements. The Company engaged Mr. Amoruso through his law firm, PaoloGAmoruso PLLC, beginning on October 1, 2016 to provide services as requested by the Company from time to time.

These officers are also reflected in the Summary Compensation Table below and discussed further in the accompanying narrative thereto. In this compensation discussion and analysis, the terms "we" and "our" refer to Hyperdynamics Corporation, and not the Compensation, Nominating, or Corporate Governance Committee.

Compensation Overview, Objectives, and Elements

We are an early-stage and relatively small company in the oil and gas exploration industry and our operations in the last several years have focused on oil and gas exploration in our Concession offshore the coast of the Republic of Guinea in West Africa, identifying additional prospects that may contain oil or gas and identifying other oil & gas companies to farm-out participating interests in the Concession. We have accomplished this with a small team of management individuals with significant industry experience. We have designed our compensation program to attract and retain these highly experienced individuals, who have competing opportunities at more established companies, as well as to motivate and reward these individuals for the successful execution of our business plan.

The Compensation, Nominating, and Corporate Governance Committee of the Board of Directors reviews the performance of our executives and develops and makes recommendations to the Board of Directors with respect to executive compensation policies. The Compensation, Nominating, and Corporate Governance Committee is empowered by the Board of Directors to establish and administer our executive compensation programs.

Because of the uniqueness of our business and operations, the Compensation, Nominating, and Corporate Governance Committee has concluded that we do not have a single group of peer or comparison companies for purposes of traditional benchmarking and percentile targeting and, as such, the Compensation, Nominating, and Corporate Governance Committee does not use traditional benchmarking or percentile targeting against a stated peer group in setting compensation. Rather than looking to a single peer or comparison group of companies, our compensation practice concerning our executives is to review compensation on a position-by-position basis and determine the particular skill set required to be successful at the Company for the particular position in question. The skill set necessarily varies among positions but may include: executive management experience at oil and gas enterprises; offshore experience and technical expertise; international experience; experience growing and maturing a company; relevant financial and commercial experience; and relevant compliance and legal experience. As a result, the Compensation, Nominating, and Corporate Governance Committee's determinations in setting compensation are often qualitative and subjective, depending on the executive's position.

The details of the processes and procedures for the consideration and determination of executive compensation are described below.

What are the objectives of our executive officer compensation program?

The objectives of the Compensation, Nominating, and Corporate Governance Committee in determining executive compensation are to: (1) attract and retain key individuals who are important to the continued success of Hyperdynamics, and (2) provide strong financial incentives, at reasonable cost to the stockholders, for senior management to enhance the value of the stockholders' investment.

What is our executive officer compensation program designed to reward?

Our compensation program is designed to reward individuals for the achievement of our business goals and to foster continuity of management by encouraging key individuals to maintain long-term careers with Hyperdynamics.

What are the elements of our executive officer compensation program and why do we provide each element?

The elements of compensation that the Compensation, Nominating, and Corporate Governance Committee uses to accomplish these objectives include: (1) base salaries, (2) bonuses, and (3) long-term incentives in the form of stock and stock options. From time to time, we also provide perquisites to certain executives and health and insurance to all employees. The elements of compensation that we offer help us to attract and retain our officers. The specific purpose of each element of compensation is outlined below.

Base Salaries

We provide fixed annual base salaries as consideration for each executive's performance of his or her job duties. Salaries are set based on level of responsibility, skills, knowledge, experience, and contribution to Hyperdynamics' business.

Bonuses

Annual cash bonuses are typically awarded to our executives as a variable compensation component. Bonuses are based on goals and objectives for each executive. Each executive is given a target bonus percentage. The Chief Executive Officer recommends a bonus amount to the Compensation, Nominating, and Corporate Governance Committee.

Our historic policy has been to set such executive's bonus in a range of 50% to 100% of that executive's annual base salary with a target of 75% of the executive's annual base salary. The Compensation, Nominating, and Corporate Governance Committee or Board of Directors approves annual bonuses for our executives usually during the month of June of the fiscal year that concludes at the end of that month. Our President and Chief Executive Officer, Raymond C. Leonard, has specific performance-related goals and targets usually set by the Compensation, Nominating, and Corporate Governance Committee in the month of June (prior to the commencement of the applicable fiscal year). The following June (at the end of the fiscal year) the Compensation, Nominating, and Corporate Governance Committee evaluates the Chief Executive Officer's performance against those goals and targets and recommends a bonus amount to the Board of Directors following that evaluation.

In June 2016, the Board of Directors revised Hyperdynamics' Bonus Policy to make all annual bonuses completely performance-based upon the achievement of pre-established targets.

Long-term Incentives

We can provide long-term incentives in the form of stock and stock options. Our practice has been to provide stock options as our preferred form of long-term incentives. Long-term incentives are a component of variable compensation because the amount of income ultimately earned is dependent upon and varies with our common stock price over the term of the option. The stock option awards tie a portion of executive compensation to the stock price and, accordingly, our financial and operating results. We do not use a formula to determine stock and stock option awards to executives. Stock option awards are not designed to be tied to yearly results. We view stock option awards as a means to encourage equity ownership by executives and, thus, to generally align the interests of the executives with the stockholders.

Our 2010 Plan authorizes the Compensation, Nominating, and Corporate Governance Committee to award stock options, restricted stock, and stock registered under a Form S-8 registration statement to officers and other key employees. The Compensation, Nominating, and Corporate Governance Committee implements this authority by awarding stock options designed to align the interests of all senior executives to those of stockholders. This is accomplished by awarding stock options, which rise in value based upon the market price rise of Hyperdynamics' common stock, on a systematic basis.

The actual amount of long-term incentives that each of our executives is eligible to receive is established by that executive's employment agreement.

Our policy has been to make such executive's long-term incentive award in the form of stock options. The number of shares underlying the stock options is typically set at 25% of the dollar amount of that executive's annual cash bonus. For example, if an executive's annual cash bonus was $150,000, a stock option to purchase 37,500 share of our common stock would be granted. The Compensation, Nominating, and Corporate Governance Committee or Board of Directors usually approves long-term incentive grants during the month of June of the fiscal year that concludes at the end of that month.

We report the estimated fair value of our stock option grants, as determined for accounting purposes in accordance with ASC 718, using either the Black-Scholes option pricing model or a Monte Carlo model, in the Summary Compensation Table and the Grants of Plan-Based Awards Table. The amount reflected for accounting purposes does not reflect whether the executive has or will realize a financial benefit from the awards. Because stock option awards are made at a price equal to or above the market price on the date of grant, stock options have no intrinsic value at the time of grant. We believe the potential appreciation of the option awards over the stock price provide motivation to executives.

Perquisites

Perquisites are determined on a case-by-case basis by the Compensation, Nominating, and Corporate Governance Committee.

How do we determine the amount for each element of executive officer compensation?

Our policy is to provide compensation packages that are competitively reasonable and appropriate for our business needs. We consider such factors as: competitive compensation packages as negotiated with our officers; evaluations of the President and Chief Executive Officer and other executive officers; achievement of performance goals and milestones as additional motivation for certain executives; officers' ability to work in relationships that foster teamwork among our executive officers; officers' individual skills and expertise, and labor market conditions. We did not engage a third-party compensation consultant during the fiscal years ended June 30, 2015 or 2016.

During the fiscal years ended June 30, 2015, and 2016, total executive compensation consists of base salary, bonuses, and option awards. Generally, the option awards for executives are negotiated in the executive's contract, with an exercise price based on the market price on the award date. Special option awards are also issued to employees on a case-by-case basis during the year for significant achievement. Because of the simplicity of the compensation package, there is very little interaction between decisions about the individual elements of compensation.

Administration of Executive Compensation

The Compensation, Nominating, and Corporate Governance Committee reviews and approves corporate goals and objectives relevant to compensation of the NEOs, evaluates the NEOs' performance, and sets their compensation. In determining compensation policies and procedures, the Compensation, Nominating, and Corporate Governance Committee considers the results of stockholder advisory votes on executive compensation and how the votes have affected executive compensation decisions and policies.

The Compensation, Nominating, and Corporate Governance Committee or Board of Directors usually sets annual salaries during the month of December of the fiscal year that ends the following June 30th and usually approves the payment of annual bonuses and the award of long-term incentives during the month of June of the fiscal year that concludes at the end of that month.

Chief Executive Officer Involvement in Compensation Decisions

The Chief Executive Officer makes recommendations to the Compensation, Nominating, and Corporate Governance Committee concerning the employment packages of all subordinate officers. Neither the Chief Executive Officer nor any other Company officer or employee attends periodic executive sessions of the Compensation, Nominating, and Corporate Governance Committee.

How compensation or amounts realizable from prior compensation are considered?

The amount of past compensation generally does not affect current year considerations because bonuses and long-term incentives are awarded for each individual fiscal year's job performance. As part of its ongoing review process, the Compensation, Nominating, and Corporate Governance Committee regularly evaluates our compensation programs to ensure they meet changing business needs and support alignment with stockholders' interests.

Tax Considerations

Our compensation plans are designed generally to ensure full tax deductibility of compensation paid under the plans.

This includes compliance with Section 162(m) of the Internal Revenue Code, which limits our tax deduction for an executive's compensation to $1 million, unless certain conditions are met. For the fiscal year ended June 30, 2016, the full amount of all compensation provided to all executives was tax deductible to the Company.

Timing, Award Date, and Exercise Price for Stock Option Awards

Our policy is to award stock options upon hiring of the employee and on a case-by-case basis throughout the year. Stock option exercise prices are the closing price on the date of grant. We also have made certain awards based on the completion of performance criteria.

Analysis of Variations in Individual NEOs Compensation

Each NEO's compensation is detailed in the Summary Compensation Table below and discussed further in the accompanying narrative thereto. For those NEOs who have employment agreements, each such agreement is described under the caption "Narrative Disclosure to Summary Compensation Table."

2016 Compensation Decisions for Our Named Executive Officers

Described below are the details of the processes and procedures for the consideration and determination of executive compensation for fiscal year 2016.

Summary Compensation Table

The following table shows the salaries, bonuses, incentive awards, retirement benefits and other compensation relating to fiscal years ended June 30, 2016 and June 30, 2015 for our PEO and our two most highly compensated executive officers, other than our PEO, pursuant to paragraph (m)(2)(iii) of Item 402 of SEC Regulation S-K.

Columns for which there was no compensation have been omitted.

SUMMARY COMPENSATION TABLE—2016

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Grants ($)	Option Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Raymond C, Leonard,	2016	400,000	50,000	42,000	—	—	492,000
President and CEO	2015	400,000	200,000	—	36,818	—	636,818
David W. Wesson,	2016	268,250	—	—	5,836	—	274,086
Former V.P., Principal Financial and Accounting Officer(3)	2015	255,750	127,875	—	23,540	—	407,165
Paolo G. Amoruso,	2016	288,000	—	—	6,260	—	294,260
Former Vice President of Legal Affairs and Secretary(4)	2015	274,250	137,125	—	25,244	60,000	496,619

(1)
These amounts reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, for options awarded in the last two fiscal years ended June 30, 2016 and 2015. For a description of the assumptions used for purposes of determining award date fair value, see Note 8 to the Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016. Regardless of the value on the grant date, the actual value that may be recognized by the executives will depend on the market value of the Company's common stock on a date in the future when a stock option is recognized.

(2)
The amount reflects a $60,000 bonus pursuant to a retention bonus agreement that Mr. Amoruso signed on June 30, 2014 with the Company. Mr. Amoruso received half of the retention bonus on June 30, 2014, and the second half in January 2015.1

(3)
The amounts noted above for Mr. Wesson reflect the compensation for his service as our Vice President, Chief Financial Officer and our Principal Financial and Accounting Officer for fiscal years ended June 30, 2016 and June 30, 2015. Mr. Wesson continued to provide services to the Company as an independent consultant pursuant to a Consulting Agreement entered into on June 30, 2016 2016 having resigned his employment positions in advance of the expiration of his Employment Agreement. Mr. Wesson entered into a separate engagement agreement with the Company for services as requested from time to time. (see "Certain Transactions, Corporate Governance—Related Persons Transactions").

(4)
The amounts noted above for Mr. Amoruso reflect the compensation for his service as our Vice President of Commercial and Legal Affairs and Corporate Secretary for the fiscal years ended June 30, 2016 and June 30, 2015. Mr. Amoruso continued to provide services to the Company as an independent consultant through September 30, 2016 pursuant to a consulting agreement entered into on June 30, 2016 having resigned his employment positions in advance of the expiration of his Employment Agreement. The Company engaged Mr. Amoruso through his law firm, PaoloGAmoruso PLLC, beginning on October 1, 2016 to provide services as requested by the Company from time to time. (see "Certain Transactions, Corporate Governance—Related Party Transactions").

Narrative Disclosure to Summary Compensation Table

Raymond C. Leonard, President and Chief Executive Officer

We entered into a three-year employment agreement with Raymond C. Leonard, our current Chief Executive Officer, President and Director effective as of July 22, 2009, as amended, effective December 11, 2009. On September 10, 2012, effective as of July 23, 2012, we entered into an amended and restated employment agreement with Mr. Leonard. The agreement, as amended and restated, has a one-year term that is automatically extended for successive one-year periods following the end of the initial one-year term, unless otherwise terminated by delivery of written notice by either party prior to May 31 of each period. The agreement provides that Mr. Leonard will serve as our President and Chief Executive Officer. Mr. Leonard's current base salary is $400,000, which is subject to annual adjustments, at the discretion of the Board, but in no event shall the Company pay Mr. Leonard a base salary less than that set forth above, or any increased base salary later in effect, without the consent of Mr. Leonard.

In June 2015, the Board of Directors approved the annual base salary for Mr. Leonard for fiscal year 2016 (to be effective July 1, 2015) of $400,000, which represents no increase in Mr. Leonard's salary in 2015.

Additionally, pursuant to his employment agreement, Mr. Leonard is eligible to receive incentive compensation, as may be adopted and approved by the Compensation, Nominating, and Corporate Governance Committee from time to time and is entitled to participate in any incentive compensation plan ("ICP") applicable to Mr. Leonard's position, as may be adopted by us from time to time and in accordance with the terms of such plan(s). Mr. Leonard's cash bonus award opportunity is 100% of his base salary with a minimum of 50% and a maximum of 200% and shall be subject to such other terms, conditions and restrictions as may be established by the Board or the Compensation, Nominating, and Corporate Governance Committee.

Mr. Leonard is also entitled to receive stock options in an amount equal to 50% of the number of dollars of the cash award, as adjusted for the July 1, 2013 reverse stock split.

Annually, Mr. Leonard develops a proposed set of current year performance metrics that are subject to review and approval by the Board and/or the Compensation, Nominating, and Corporate Governance Committee and the achievement of which are evaluated by the Committee in making annual cash bonus payments and long-term incentive awards. Since the inception of Mr. Leonard's employment, the metrics for his bonus award have been based on annual objectives related to advancing our exploration activities, achieving funding from equity capital raises, participation in the Concession, and/or stock price appreciation. The Compensation, Nominating, and Corporate Governance Committee approved that the bonus would be determined by allocating 50% of the amount to the stock price, 25% to securing funding and addressing our "going concern" status, and 25% to operations, with each component to be reviewed by the Committee.

In June 2016, in order to minimize cash consumption payments, the Board of Directors offered all employees an election to receive their bonuses through an increased stock component and a lower cash component. As part of the annual review of Mr. Leonard's performance during the 2016 fiscal year, on June 30, 2016, Mr. Leonard elected to receive and we issued him 100,000 shares of our common stock and $50,000 in lieu of paying Mr. Leonard his incentive bonus amount of $200,000 and 50,000 associated stock option grants.

Finally, Mr. Leonard will receive certain standard benefits, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, four weeks of paid vacation each calendar year, and participation by Mr. Leonard and his spouse and dependents in all benefits, plans and programs available to our executive employees.

David W. Wesson, Former V.P., Principal Financial and Accounting Officer

On October 7, 2015, we entered into an employment agreement with Mr. Wesson, effective October 1, 2015. The employment agreement provided for a base salary of $261,500, which increased to $275,000 on January 1, 2016.

In setting fiscal year 2016 annual salary for Mr. Wesson in June 2015, the Compensation, Nominating, and Corporate Governance Committee and Board of Directors reviewed and evaluated his individual performance, experience level and level of responsibility, among other factors. Based on the recommendation of Mr. Leonard, the Board of Directors decided to increase the salary for Mr. Wesson, reflected in the Summary Compensation Table above.

Mr. Wesson also participated in the Company's ICP, and had an annual cash target award (the "ICP Bonus Award") opportunity under the ICP of 75% of his base salary with a minimum of 50% and a 100% maximum. The performance metrics for the ICP Bonus Award for the Mr. Wesson mirrored the metrics of our Chief Executive Officer as approved by our Compensation, Nominating, and Corporate Governance Committee in May 2015. In addition to the ICP Bonus Award, Mr. Wesson received an annual award of options to purchase shares of our common stock under our equity incentive plan then in effect in an amount equal to 25% of the number of dollars of the cash award.

Upon termination of the initial term of the employment agreement, on June 30, 2016, we entered into a consulting agreement with Mr. Wesson pursuant to the terms of which he will provide services to the Company as an independent consultant (see "Certain Transactions, Corporate Governance—Related Persons Transactions").

Paolo G. Amoruso, Former Vice President of Legal Affairs and Secretary

On October 7, 2015, we entered into an employment agreement with Mr. Amoruso, effective October 1, 2015. The employment agreement provided for a base salary for fiscal year 2016 of $281,000, which increased to $295,000 on January 1, 2016.

In setting the fiscal year 2016 annual salary for Mr. Amoruso in June 2015, the Compensation, Nominating, and Corporate Governance Committee and Board of Directors reviewed and evaluated his individual performance, experience level and level of responsibility, among other factors. Based on the recommendation of Mr. Leonard, the Board of Directors decided to increase the salary for Mr. Amoruso, reflected in the Summary Compensation Table above.

Mr. Amoruso also participated in the Company's ICP, and had an annual cash target award (the "ICP Bonus Award") opportunity under the ICP of 75% of his base salary with a minimum of 50% and a 100% maximum. The performance metrics for the ICP Bonus Award for Mr. Amoruso mirrored the metrics of our Chief Executive Officer as approved by our Compensation, Nominating, and Corporate Governance Committee in May 2015. In addition to the ICP Bonus Award, Mr. Amoruso received an annual award of options to purchase shares of our common stock under our equity incentive plan then in effect in an amount equal to 25% of the number of dollars of the cash award.

Upon termination of the initial term of the employment agreement, on June 30, 2016, we entered into a consulting agreement with Mr. Amoruso pursuant to the terms of which he will provide services to the Company as an independent consultant (see "Certain Transactions, Corporate Governance—Related Persons Transactions").

Potential Payments upon Termination or Change-In-Control

The Employment Agreement with Mr. Leonard may be earlier terminated by us in the event of his death or inability to perform, or for cause, including material breach of his duties involving fraud. Mr. Leonard may terminate the Employment Agreement for good reason, including a material reduction in his reporting responsibilities or a change of more than 75 miles in the location of his principal place of employment. Either we or Mr. Leonard may terminate the employment agreement without cause or without good reason.

If we terminate Mr. Leonard without cause, or if Mr. Leonard terminates for good reason, or upon expiration of the employment term due to our notice to terminate, then Mr. Leonard will be entitled to receive one year's base salary, his bonus award at the target level for the performance period in effect on the employment termination date, and full vesting of all stock option and restricted stock awards held by him with a twelve month period to exercise (or the expiration of the award term, if that occurs sooner).

Retirement Plans, Perquisites and Other Personal Benefits

During the fiscal year ended June 30, 2016, no executive officer received any perquisites.

Plan-Based Awards

The following table lists awards of plan-based stock options for the 2016 fiscal year for our PEO and our two most highly compensated executive officers other than our principal executive officer.

AWARDS OF PLAN-BASED STOCK OPTIONS IN FISCAL YEAR—2016

Name	Action Date	Award Date	Threshold ($)	Target ($)	Maximum ($)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Award Date Fair Value of Stock &Options ($)
Raymond C. Leonard(1)	—	—	—	—	—	—	—	—
David W. Wesson	6/30/2016	6/30/2016	—	—	—	34,375	0.42	5,836
Paolo G. Amoruso	6/30/2016	6/30/2016	—	—	—	36,875	0.42	6,260

(1)
Mr. Leonard elected to receive 100,000 shares of Hyperdynamics common stock and $50,000 in cash in lieu of his Employment Contract incentive bonus amount of $200,000 in cash and 50,000 incentive stock options.

Equity Awards

The following table lists all equity awards outstanding on the last day of the fiscal year ended June 30, 2016 to each of the executives named in the Summary Compensation Table. All option awards are fully vested.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	No. of Securities Underlying Unexercised Options Exercisable (#)	No. of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Share)	Option Expiration Date
Raymond C. Leonard	45,375	—	6.72	6/29/2017
Raymond C. Leonard	18,750	—	3.60	6/25/2018
Raymond C. Leonard	50,000	—	3.25	6/30/2019
Raymond C. Leonard	54,522	—	0.90	6/30/2020
David W. Wesson	625	—	20.16	1/30/2017
David W. Wesson	6,875	—	6.72	6/29/2017
David W. Wesson	34,375	—	0.42	6/30/2017
David W. Wesson	9,563	—	3.60	6/30/2017
David W. Wesson	1,500	—	4.91	6/30/2017
David W. Wesson	28,750	—	3.25	6/30/2017
David W. Wesson	11,250	—	10.32	6/30/2017
David W. Wesson	34,860	—	0.90	6/30/2017
David W. Wesson	1,250	—	24.64	6/30/2017
David W. Wesson	5,625	—	34.40	6/30/2017
Paolo G. Amoruso	1,250	—	33.52	9/20/2016
Paolo G. Amoruso	625	—	20.16	1/30/2017
Paolo G. Amoruso	11,385	—	6.72	6/29/2017
Paolo G. Amoruso	1,875	—	6.56	6/30/2017
Paolo G. Amoruso	11,377	—	3.60	6/30/2017
Paolo G. Amoruso	32,344	—	3.25	6/30/2017
Paolo G. Amoruso	11,250	—	8.80	6/30/2017
Paolo G. Amoruso	37,382	—	0.90	6/30/2017
Paolo G. Amoruso	1,250	—	24.64	6/30/2017
Paolo G. Amoruso	6,875	—	34.40	6/30/2017
Paolo G. Amoruso	36,875	—	0.42	6/30/2017

Director Compensation for Fiscal Year Ended June 30, 2016

The following table sets forth compensation amounts for our Independent Directors for the fiscal year ended June 30, 2016.

 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Grants ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Raymond C. Leonard(1)	—	—	—	—	—
William O. Strange(2)	70,000	—	5,024	—	75,024
Herman Cohen(3)	15,000	—	—	—	15,000
Patricia N. Moller(2)(4)	33,231	—	19,548	—	52,779
Fred S. Zeidman(2)	69,000	—	5,024	—	74,024
Ian Norbury(2)	74,000	—	5,024	—	79,024
Gary D. Elliston(2)(4)	33,769	—	19,548	—	53,317

(1)
We do not provide additional compensation to employees who also serve as directors for their service on the Board of Directors. All compensation paid to Mr. Leonard is reflected above separately in the Summary Compensation Table.

(2)
During the fiscal year ended June 30, 2016, each Director Norbury, Strange, Zeidman, Moller and Elliston received five-year options to purchase 15,000 shares, with 50% vesting on December 30, 2016 and 50% vesting on June 30, 2017. Mr. Cohen retired from his position as a member of the Board of Directors on November 20, 2015.

(3)
Mr. Cohen retired from his position as a member of the Board of Directors on November 20, 2015.

(4)
On November 20, 2015, Ms. Moller and Mr. Elliston were elected to the Board of Directors. On November 27, 2015, Ms. Moller and Mr. Elliston each received an award of 15,000 options to purchase shares of the Company's common stock pursuant to the Company's 2010 Equity Incentive Plan. The stock options have a term of five years from the date of award and vest 50% on May 27, 2016 and 50% on November 27, 2016.

Director Compensation Arrangements

On April 30, 2015, we realigned the committees of the Board, merging the Compensation Committee with the Nominating and Corporate Governance Committee, and eliminating the Technical Committee. Additionally, we restructured compensation to directors for service on the Board and on each of the committees, with the changes to compensation taking effect for service during the fourth fiscal quarter of fiscal year ended June 30, 2015. The current compensation program for our Independent Directors consists of the following:

•
Cash compensation consisting of quarterly payments, as applicable, of: (i) $11,000 for services as a director, (ii) $5,000 for service as the Chairman of the Board or Chair of the Audit Committee, (iii) $2,500 for service as a member of the Audit Committee or Chair of the Government Relations Committee, (iv) $1,500 for service as a member of the Compensation, Nominating, and Corporate Governance Committee or Government Relations Committee, and (v) $3,000 for service as the Chair of the Compensation, Nominating, and Corporate Governance Committee.

•
An annual award, pursuant to our 2010 Equity Incentive Plan, of options to purchase shares of our common stock. The options are to be awarded on or about July 1st of each year, have an exercise price equal to the then current closing price of our common stock, vest 50% six months from the award date and vest the remaining 50% on the first anniversary of the award date. The options have a five-year term.

Director Stock Option Awards

The Board of Directors awarded stock options to our directors on June 30, 2016 as reflected in the table below. The awards were made pursuant to our 2010 Equity Incentive Plan. The options have an exercise price of $0.42 per share, which was the closing price of our common stock on June 30, 2016, have a term for five years from the date of award, and vest 50% on December 30, 2016 and 50% on June 30, 2017. The following table sets forth the number of shares of our common stock underlying the options awarded to each of our Independent Directors during the fiscal year 2016:

Name of Director	Shares of Common Stock Underlying Options Awarded for Fiscal Year Ended June 30, 2016
Patricia N. Moller	30,000
Ian Norbury	15,000
William O. Strange	15,000
Fred S. Zeidman	15,000
Gary D. Elliston	30,000

Additionally, on November 20, 2015, Ms. Moller and Mr. Elliston were elected to the Board of Directors. On November 27, 2015, Ms. Moller and Mr. Elliston each received an award of 15,000 options to purchase shares of Company common stock pursuant to the Company's 2010 Equity Incentive Plan. The stock options have a term of five years from the date of award and vest 50% on May 27, 2016 and 50% on November 27, 2016. The options have an exercise price of $1.18 per share.

 PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board has appointed Hein & Associates LLP ("Hein") as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2017. The Company has engaged Hein as its independent registered public accounting firm since April 1, 2014. Prior to April 2014, the Company engaged Deloitte & Touche LLP as its independent registered public accounting firm.

A representative of Hein is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to questions.

The affirmative vote of a majority of the votes cast at the meeting is required for ratification. In the event that the appointment is not ratified, the Board will reconsider its appointment.

Audit, Audit-related and Other Fees

Aggregate fees for professional services rendered to the Company by Hein & Associates LLP for the years ended June 30, 2016 and 2015 were as follows:

	Years ended June 30,
	2016	2015
Audit Fees	$142,128	$221,677
Audit-related fees	—	—
All other fees	—	—

Total	$142,128	$221,677

Audit Committee Pre-Approval

Our Audit Committee Charter provides that either: (i) the Audit Committee shall pre-approve all auditing and non-auditing services of the independent auditor, subject to de minimis exceptions for audit, review or attest services that are approved by the Audit Committee prior to completion of the audit; or (ii) the engagement of the independent auditor be entered into pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service. The Audit Committee pre-approved 100% of the Company's certifying accountants' fees for audit services in fiscal years 2015 and 2016. Except as indicated above, there were no fees other than audit fees for years 2015 and 2016, and the auditors engaged performed all the services described above with their full time permanent employees.

Vote Required; Recommendation of the Board of Directors

The ratification of the appointment of Hein as the Company's independent auditor for the fiscal year ending June 30, 2017 will be approved if a majority of the votes cast at the Annual Meeting are voted "FOR" this proposal.

The Board recommends a vote "FOR" the ratification
of the appointment of the independent registered public accounting firm.

PROPOSAL 3.

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE
ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, the stockholders of Hyperdynamics are entitled to vote at the Annual Meeting regarding whether the stockholder vote to approve the compensation of the NEOs as required by Section 14A(a)(2) of the Exchange Act should occur every one, two, or three years, or abstain from voting on the matter. Pursuant to the Dodd-Frank Act, the stockholder vote on the frequency of the stockholder vote to approve executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors.

Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of the stockholders and will consider the outcome of the vote when determining the frequency of the stockholder vote on executive compensation.

The Board of Directors has determined that an advisory stockholder vote on executive compensation every three years is the best approach for Hyperdynamics and its stockholders for a number of reasons, including the following:

•
A three-year cycle will provide investors with sufficient time to evaluate the effectiveness of the Company's short-term and long-term incentive programs, compensation strategies and Company performance; and

•
A three-year cycle provides the Board of Directors and the Compensation Committee with sufficient time to thoughtfully evaluate and respond to stockholder input and effectively implement any desired changes to the Company's executive compensation program.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

  "RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the NEOs, as disclosed pursuant to the SEC's compensation disclosure rules (which disclosure shall include the Summary Compensation Table and the other related tables and disclosure)."

The advisory vote regarding the frequency of the stockholder vote described in this Proposal 3 shall be determined by a plurality of the votes cast. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. Stockholders are not voting to approve or disapprove the Board of Directors' recommendation regarding Proposal 3.

Vote Required; Recommendation of the Board of Directors

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Abstentions and "broker non-votes" will not be counted as votes cast and, therefore, will not affect the determination as to whether this proposal is approved.

The Board of Directors recommends a vote "FOR THREE YEARS" on Proposal 3 regarding the frequency of the stockholder vote to approve the compensation of the
NEOs as required by SEC's compensation disclosure rules.

 COMMUNICATION WITH DIRECTORS AND EXECUTIVE OFFICERS

Stockholders and others who wish to communicate with the Board or any particular Director, including the Independent Director presiding over executive session meetings of Independent Directors, or with any executive officer of the Company, may do so by writing to David G. Gullickson, Secretary, 12012 Wickchester Lane, Suite 475, Houston, Texas 77079.

All such correspondence is reviewed by the Secretary's office, which logs the material for tracking purposes. The Board has asked the Secretary's office to forward to the appropriate Director(s) all correspondence, except for personal grievances, items unrelated to the functions of the Board, business solicitations, advertisements and materials that are profane.

OTHER MATTERS

The Company does not currently know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the proxy holders will vote your proxy in their discretion on such matters.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of this fiscal year, proposals by individual stockholders must be received by us no later than October 10, 2017, which is 120 days prior to February 7, 2018, the anniversary date on which we released the proxy materials for this Annual Meeting.

In order for a stockholder business proposal or nomination for director to be properly brought before next year's annual meeting of stockholders following the end of our 2017 fiscal year, the stockholder must have delivered a notice to the Secretary at the principal executive offices of the Company not earlier than the close of business on September 30, 2017, which is 120 days prior to February 27, 2018, which is the one-year anniversary of this Annual Meeting, and not later than November 29, 2017, which is the 90th day prior to February 27, 2018 (the one-year anniversary of this Annual Meeting); provided, however, that in the event that the date of the 2017 annual meeting is more than 30 days before or more than 60 days after February 27, 2018 (the one-year anniversary of this Annual Meeting), notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of the 2017 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the 2017 annual meeting or, if the first public announcement of the date of the 2017 annual meeting is less than 100 days prior to the date of the 2017 annual meeting, the 10th day following the day on which public announcement of the date of the 2017 meeting is first made by the Company. If the number of directors to be elected to the Board is increased effective after the time period for which nominations would otherwise be due pursuant to the Amended and Restated Bylaws, and there is no public announcement by the Company naming the nominees for the additional directorships by November 19, 2017, which is 100 days prior to February 27, 2018 (the one-year anniversary of this Annual Meeting), the stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered as described above not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. Stockholders submitting a notice of a proposal must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, as well as with the requirements of the Company's Amended and Restated Bylaws.

Dated: February 7, 2017

/s/ IAN NORBURY Ian Norbury Chairman of the Board

instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M19037-P88497 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HYPERDYNAMICS CORPORATION The Board of Directors recommends you vote FOR the Proposal 1: 1. To elect six director nominees. Nominees: 01) Raymond C. Leonard 04) William O. Strange 02) Ian Norbury 05) Fred S. Zeidman 03) Patricia N. Moller 06) Gary D. Elliston For All  Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR Proposal 2: For Against Abstain 2. To ratify the appointment of Hein & Associates LLP as the Company’s independent auditor for the fiscal year ending June 30, 2017. The Board of Directors recommends you vote FOR 3 YEARS on Proposal 3: 1 Year 2 Years 3 Years Abstain 3. To hold an advisory vote on the frequency of holding an advisory vote on executive compensation. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposal 1 and 2, and FOR THREE YEARS in proposal 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date HYPERDYNAMICS CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 27, 2017 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders To Be Held on February 27, 2017: The Notice, Proxy Statement, Proxy Card and Form 10-K are available at http://www.astproxyportal.com/ast/18390 M19038-P88497  HYPERDYNAMICS CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 27, 2017 The undersigned hereby appoints Raymond C. Leonard and David G. Gullickson, or either of them, as proxies each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side of this proxy card, all the shares of common stock of Hyperdynamics Corporation (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at The Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, TX 77079, on Monday, February 27, 2017 at 10:00 a.m. (CST), and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given by the person(s) executing this proxy, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE OR VOTE VIA THE INTERNET OR TELEPHONE AS INDICATED ON THE REVERSE SIDE CONTINUED AND TO BE SIGNED ON REVERSE SIDE

QuickLinks

PROPOSAL 1. ELECTION OF DIRECTORS
BOARD OF DIRECTORS
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE—2016
AWARDS OF PLAN-BASED STOCK OPTIONS IN FISCAL YEAR—2016
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
DIRECTOR COMPENSATION
PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3. ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
COMMUNICATION WITH DIRECTORS AND EXECUTIVE OFFICERS
OTHER MATTERS
STOCKHOLDER PROPOSALS